                                                                    EXHIBIT 10.4


                      INDUSTRIAL DISTRIBUTION GROUP, INC.
                             A DELAWARE CORPORATION

                               UNIFORM PROVISIONS
                             FOR THE ACQUISITION OF
                               FOUNDING COMPANIES


                           DATED AS OF JUNE 27, 1997


WORDS AND TERMS USED IN THESE UNIFORM PROVISIONS THAT ARE NOT DEFINED HEREIN ARE DEFINED IN THE ACQUISITION AGREEMENT FOR EACH OF THE FOUNDING COMPANIES (CALLED THEREIN AND HEREIN THE "ACQUISITION AGREEMENT"), TO WHICH THESE UNIFORM PROVISIONS ARE ATTACHED AS ANNEX 1.

                               TABLE OF CONTENTS



                                                                                Page
                                                                                ----
COORDINATION STATEMENT .......................................................     1

ARTICLE I - ADDITIONAL DEFINITIONS ...........................................     1
   1.02 Additional Defined Terms .............................................     1
   1.03 Other Definitional Provisions ........................................    12
   1.04 Captions .............................................................    12

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF EACH SELLING
STOCKHOLDER ..................................................................    13
   3.03 Investment Intentions ................................................    13
   3.04 Ownership and Status of the Company Capital Stock ....................    13
   3.05 Power of the Selling Stockholder; Approval of the
        Acquisition Transaction ..............................................    13
   3.06 No Conflicts or Litigation ...........................................    14
   3.07 No Brokers ...........................................................    15
   3.08 Preemptive and Other Rights; Waiver ..................................    15
   3.09 Control of Related Businesses ........................................    15

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
THE MANAGEMENT STOCKHOLDERS ..................................................    15
   4.04 Qualification ........................................................    15
   4.05 Authorization; Enforceability; Absence of
        Conflicts; Required Consents .........................................    15
   4.06 Charter Documents and Records; No Violation ..........................    17
   4.07 No Defaults ..........................................................    17
   4.08 Company Subsidiaries .................................................    17
   4.09 Capital Stock of the Company and the
        Company Subsidiaries .................................................    17
   4.10 Transactions in Capital Stock ........................................    18
   4.11 Predecessor Status; Etc ..............................................    18
   4.12 Related Party Agreements .............................................    18
   4.13 Litigation ...........................................................    18
   4.14 Financial Statements; Disclosure .....................................    18
   4.15 Compliance with Laws .................................................    19
   4.16 Certain Environmental Matters ........................................    20
   4.17 Liabilities and Obligations ..........................................    21
   4.18 Receivables ..........................................................    21
   4.19 Owned and Leased Real Properties .....................................    21
   4.20 Owned and Leased Property, Plant and Equipment .......................    22
   4.21 Proprietary Rights ...................................................    22
   4.22 Title to Other Properties ............................................    23
   4.23 Commitments ..........................................................    23
   4.24 Capital Expenditures .................................................    24


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

   4.25 Inventories ..........................................................    25
   4.26 Insurance ............................................................    25
   4.27 Employee Matters .....................................................    25
   4.28 Compliance with ERISA, Etc ...........................................    28
   4.29 Taxes ................................................................    30
   4.30 Government Contracts .................................................    31
   4.31 Absence of Changes ...................................................    31
   4.32 Bank Relations; Powers of Attorney ...................................    32
   4.33 Relations with Governments, Etc ......................................    33

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF IDG ............................    33
   5.04 Organization; Power ..................................................    33
   5.05 Authorization; Enforceability; Absence of
        Conflicts; Required Consents .........................................    33
   5.06 Charter Documents ....................................................    34
   5.07 Capital Stock of IDG .................................................    34
   5.08 Subsidiaries .........................................................    35
   5.09 Liabilities ..........................................................    35
   5.10 Compliance with Laws; No Litigation ..................................    35
   5.11 No Brokers ...........................................................    35
   5.12 Private Placement Memorandum .........................................    35

ARTICLE VI - COVENANTS EXTENDING TO THE EFFECTIVE TIME .......................    36
   6.02 Access and Cooperation; Due Diligence ................................    36
   6.03 Conduct of Business Pending Closing ..................................    36
   6.04 Prohibited Activities ................................................    37
   6.05 No Shop; Release of Directors ........................................    39
   6.06 Notice to Bargaining Agents ..........................................    39
   6.07 Notification of Certain Matters ......................................    40
   6.08 Supplemental Information .............................................    40
   6.09 Cooperation in Connection with the IPO ...............................    41
   6.10 Additional Financial Statements ......................................    41
   6.11 Termination of Plans .................................................    41
   6.12 Disposition of Unwanted Assets .......................................    42
   6.13 HSR Act Matters ......................................................    42

ARTICLE VII - THE CLOSING AND CONDITIONS TO CLOSING ..........................    42
   7.02 The Closing and Certain Actions ......................................    42
   7.03 Conditions to the Obligations of Each
        Party at the Closing .................................................    43
   7.04 Conditions to the Obligations of the Company
        and the Selling Stockholders .........................................    43
   7.05 Conditions to the Obligations of IDG and Newco .......................    44

ARTICLE VIII - COVENANTS FOLLOWING THE EFFECTIVE TIME ........................    46
   8.02 Disclosure ...........................................................    46
   8.03 Preparation and Filing of Tax Returns ................................    46

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

   8.04 Directors ............................................................    46
   8.05 Removal of Guaranties ................................................    46

ARTICLE IX - INDEMNIFICATION .................................................    47
   9.02 Survival of Representations and Warranties ...........................    47
   9.03 Indemnification of Seller Indemnified Parties ........................    47
   9.04 Indemnification of IDG Indemnified Parties ...........................    48
   9.05 Conditions of Indemnification ........................................    49
   9.06 Remedies Not Exclusive ...............................................    51
   9.07 Limitations on Indemnification .......................................    51
   9.08 Special Indemnification Considerations
        Regarding Selling Stockholders .......................................    51




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


                               UNIFORM PROVISIONS
                             FOR THE ACQUISITION OF
                               FOUNDING COMPANIES

                             COORDINATION STATEMENT

     These Uniform Provisions are expressly made a part of that certain Acquisition Agreement dated as of ________, 1997 between IDG, the Company and the Stockholders named therein (called herein and therein the "Acquisition Agreement") to which this Annex 1 is attached and incorporated therein. The Article and Section numbers hereof or referenced herein have been used in coordination with the corresponding numbers used or referenced in the Acquisition Agreement.

                                   ARTICLE I
                             ADDITIONAL DEFINITIONS


     1.02 ADDITIONAL DEFINED TERMS. As used herein, the following terms have the meanings assigned to them below:

     "ACQUISITION AGREEMENT" has the meaning set forth in Section 1.01.

     "ACQUISITION CONSIDERATION" has the meaning set forth in Section 1.01.

     "ACQUISITION PROPOSAL" has the meaning set forth in Section 6.05.

     "ACQUISITION TRANSACTION" has the meaning set forth in Section 1.01.

     "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract, or otherwise).

     "BALANCE SHEET DATE" has the meaning set forth in Section 1.01.

     "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease in accordance with GAAP as in effect on the date of this Acquisition Agreement.

     "CAPITAL STOCK" means, with respect to (a) any corporation, any share, or any depository receipt or other certificate representing any share, of an equity ownership interest in that corporation, and (b) any other Entity, any share, membership or other percentage interest, unit of participation, or other equivalent (however designated) of an equity interest in that Entity.

     "CASH COMPENSATION" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company or any Company Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Company or any Company Subsidiary to that employee or other natural person.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 1.01.

     "CLAIM NOTICE" has the meaning set forth in Section 9.05.

     "CLOSING" has the meaning set forth in Section 7.02.

     "COBRA" means the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Reconciliation Act of 1985, as amended, as codified in ERISA Sections 601 through 608 and Section 4980B of the Code.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANION TRANSACTION DOCUMENTS" means the Companion Agreements and the other written agreements, documents, instruments, and certificates at any time executed pursuant to or in connection with the Companion Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified, or supplemented from time to time.

     "COMPANY" has the meaning set forth in Section 1.01.

     "COMPANY CAPITAL STOCK" has the meaning as set forth in Section 1.01.

     "COMPANY COMMITMENT" has the meaning set forth in Section 4.23.

     "COMPANY SUBSIDIARY" means at any time any Entity that is a Subsidiary of the Company at that time.

     "CURRENT BALANCE SHEET" has the meaning set forth in Section 1.01.

     "CURRENT BALANCE SHEET DATE" has the meaning set forth in Section 1.01.

     "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

     "DAMAGES" to any specified Person means any costs, damages (including any consequential, exemplary, punitive, or treble damages) or expenses (including reasonable fees and actual disbursements by attorneys, consultants, experts, or other Representatives, and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of any other nature to that Person.


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



     "DAMAGES CLAIM" means, as asserted (a) against any specified Person, any claim, demand, or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

     "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person that is convertible into or exchangeable for, or any option, warrant, or other right to acquire common stock of the specified Entity.

     "EFFECTIVE TIME" has the meaning set forth in Section 2.02.

     "ELECTION PERIOD" has the meaning set forth in Section 9.05(a).

     "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures, and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company or any Company Subsidiary.

     "ENGAGEMENT AND NON-COMPETITION AGREEMENTS" means at any time any (a) agreement to which the Company or any Company Subsidiary is a party that then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company or any Company Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative, or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) agreement between the Company or any Company Subsidiary and any Person that arises from the sale of a business by that Person to the Company or any Company Subsidiary and limits that Person's competition with the Company or any Company Subsidiary.

     "ENTITY" OR "ENTITIES" means one or more sole proprietorships, corporations, partnerships of any kind having a separate legal status, limited liability companies, business trusts, unincorporated organizations or associations, mutual companies, joint stock companies, or joint ventures.

     "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface, or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport, or handling of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-12), or hydrochlorofluoro- carbons), including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.A. Section
9601 et seq.; the Resource Conversation and Recovery Act, 42 U.S.C.A. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.A. Section
1251 et seq.; the Federal Clean Air Act, 42 U.S.C.A. Section 7401 et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C.A. Section 135 et seq.; the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any Person that is, or at any time within six years of that time was, a member of any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA of which the specified Person is or was a member at the same time.

     "ERISA BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA, excluding any Multiemployer Plan.

     "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan", as defined in Section 3(2) of ERISA, excluding any Multiemployer Plan.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so furnished is the "Final Prospectus."

     "FINANCIAL STATEMENTS" means the Initial Financial Statements and the other financial statements of the Company and the Company Subsidiaries, if any, delivered to IDG pursuant to Section 6.10 prior to the Effective Time.

     "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time that (i) have been concurred in by Arthur Andersen LLP and (ii) have been or are being applied on a basis consistent (except for changes concurred in by Arthur Andersen LLP) with the most recent Financial Statements delivered to IDG prior to the Effective Time.

     "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order, or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.


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


      "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal, or other government, domestic or foreign, or any agency, board, bureau, commission, court, department, or other instrumentality of any such government, and (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

      "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time, and (b) any obligation included in any certificate, certification, franchise, permit, or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

      "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities, or services for the purpose of assuring the owner of that obligation of its payment, or (c) to maintain working capital, equity capital, or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

      "HAZARDOUS SUBSTANCES" means any material or substance, or combination of materials or substances, that by reason of quantity, concentration, composition, or characteristic is or in the future becomes regulated under any Environmental Law.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "IDG COMMON STOCK" means the common stock, par value $.01 per share, of IDG.

      "IDG INDEMNIFIED PARTY" means (a) each Selling Stockholder and each of that Selling Stockholder's Affiliates (other than the Company or, following the Effective Time, the Surviving Corporation or IDG or any of its Subsidiaries, if the Selling Stockholder is an Affiliate of IDG), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents, and counsel who are not IDG Indemnified Parties within the meaning of clause (a) of this definition.

      "IDG INDEMNIFIED LOSS" has the meaning set forth in Section 9.04.

      "IMMEDIATE FAMILY MEMBER" of a Stockholder means at any time: (a) if that Stockholder is a natural person, any child or grandchild (by blood or legal adoption) or spouse of that Stockholder at that time, or any child of that spouse, or such person's parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law; and (b) if that Stockholder is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of that Entity), or any child of that spouse, or such person's parents, siblings, mothers and fathers-in-law, or brothers and sisters-in-law of the ultimate beneficial owner or owners.

      "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances, and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures, or similar instruments, or
(iii) in respect of Capital Leases; (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income, or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise becomes liable for the payment thereof; or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed, or acquired a liability by means of a Guaranty.

      "INDEMNIFICATION LIMIT" has the meaning set forth in Section 9.07(a).

      "INDEMNIFIED PARTY" has the meaning set forth in Section 9.05(a).

      "INDEMNIFYING PARTY" has the meaning set forth in Section 9.05(a).

      "INDEMNITY NOTICE" has the meaning set forth in Section 9.05(d).

      "INITIAL FINANCIAL STATEMENTS" means the audited financial statements of the Company consolidated with the Company Subsidiaries, if any, as at the Balance Sheet Date.

      "INFORMATION" means written information, including without limitation, (a) data, certificates, reports, files, records, agreements, correspondence, plans, policies, practices, manuals, and statements, and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs, or practices or of unwritten amendments or modifications of, supplements to, or waivers under any of the foregoing.

      "IPO" means the initial public offering by IDG of shares of IDG Common Stock pursuant to a registration statement filed and declared effective under the Securities Act, the sale of which shares to the public is underwritten by one or more underwriters.

      "IPO CLOSING DATE" means the date on which IDG first receives payment for the shares of IDG Common Stock it sells to the Underwriter in the IPO, which shall be the same date as the Closing Date.

      "IPO PRICE" means the price per share of IDG Common Stock that is set forth as the "Price to Public" on the cover page of the Final Prospectus.

      "IPO PRICING DATE" means the date, if any, on which IDG and the Underwriter agree in the Underwriting Agreement to the price per share of Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of IDG Common Stock from IDG on the IPO Closing Date.

      "IRS" means the Internal Revenue Service.

      "LIEN" means, with respect to any property or asset of any Person (or any revenues, income, or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process, or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy, or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered, or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Acquisition Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement relating to that asset.

      "LITIGATION" means any action, case, proceeding, claim, grievance, suit, or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration or mediation proceeding.

      "MANAGEMENT STOCKHOLDERS" has the meaning set forth in Section 1.01.

      "MATERIAL" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition, results of operations, or prospects of that Entity and its Subsidiaries considered as a whole.

      "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company and the Company Subsidiaries considered as a whole (or after the Effective Time, the Surviving Corporation and the Company Subsidiaries considered as a whole), that such fact or circumstance has caused, is causing, or may reasonably be expected to cause, directly, indirectly, or consequentially, singularly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

      "MATERIAL AGREEMENT" of an Entity means any contract or agreement (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and (b) which is Material to that Entity.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code, or Section 3(37) of ERISA.

      "NEWCO", if applicable, has the meaning set forth in Section 1.01.

      "NEWCO COMMON STOCK", if applicable, has the meaning set forth in Section 1.01.

      "ORGANIZATION STATE" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under which laws the Entity is organized and existing in such legal form, and (c) any other Entity, the state or other jurisdiction which laws govern such Entity's internal affairs.

      "OTHER COMPENSATION PLAN" means any compensation or benefit arrangement, plan, policy, practice, or program established, maintained, or sponsored by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributes, on behalf of any of its employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans, but excluding any ERISA Benefit Plan.

      "PERMITTED INVESTMENTS" means at the time of purchase or other acquisition by the Company or any Company Subsidiary (a) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year,
(b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P or P-1 by Moody's, and (c) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (i) that bank or trust company has a combined capital and surplus of at least $500,000,000 and (ii) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A- by S&P or A3 by Moody's.

      "PERMITTED LIENS" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom), (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in Schedule 4.19 of the Disclosure Statement or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

      "PERSON" means any natural person, Entity, estate, trust, union or employee organization, or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

      "PRIVATE PLACEMENT MEMORANDUM" means the IDG Private Placement Memorandum dated as of June ___, 1997 relating to the offer of IDG Common Stock to the Stockholders in connection with the Acquisition Transaction.

      "PROHIBITED TRANSACTION" means any transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

      "PROPERTY, PLANT, AND EQUIPMENT" means at any time any property that then would be included and classified as property, plant, and equipment on a balance sheet prepared in accordance with GAAP of the Company or a Company Subsidiary.

      "PROPRIETARY RIGHTS" means (a) patents, applications for patents, and patent rights, (b) in each case, whether registered, unregistered, or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos, and other trade designations and copyrights, and (c), in the case of the Company or any Company Subsidiary, all agreements relating to the technology, know-how, or processes used in any business of the Company or any Company Subsidiary.

      "REGISTRATION STATEMENT" means the registration statement, including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus, and (c) any amendments thereof and all supplements and exhibits thereto, filed by IDG with the SEC to register shares of IDG Common Stock under the Securities Act for public offering and sale in the IPO.

      "RETURNS" means the returns, reports, or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

      "RELATED PARTY AGREEMENT" means any contract or other agreement, written or oral, (a) to which the Company or any Company Subsidiary is a party or is bound or by which any property of the Company or any Company Subsidiary is bound or may be subject, and (b) (i) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, (ii) of which any Stockholder or any of that Stockholder's Related Persons or Affiliates is a beneficiary, or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

      "RELATED PERSON" of a Stockholder means (a) if that Stockholder is a natural person, (i) any Immediate Family Member of that Stockholder, (ii) any Estate of that Stockholder or any Immediate Family Member of that Stockholder,
(iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Stockholder, and (iv) any Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder; and (b) if that Stockholder is an Entity, Estate, or trust, (i) any Person who owns an equity interest in that Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Stockholder, or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, that person's estate or the administrator, conservator, executor, guardian, or representative of that estate.

      "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants, or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

      "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by that Entity, (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase, or other acquisition for value of, or any direct or indirect purchase, payment, or sinking fund or similar deposit for the redemption, retirement, purchase, or other acquisition for value of, or to obtain the surrender of, (i) any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or (ii) any then outstanding warrants, options, or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

      "S CORPORATION" means a corporation described in Code section 1362(b) that has in effect a valid election to be an S corporation for purposes of the Code.

      "S&P" means Standard and Poor's Rating Group.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SELLER INDEMNIFIED PARTY" means IDG, its Affiliates, and the Underwriters, and each of their respective shareholders and Representatives; provided, however, that no Person who indemnifies Seller Indemnified Parties in this Acquisition Agreement in his capacity as a Stockholder will be a Seller Indemnified Party for purposes of this Acquisition Agreement, notwithstanding that the Person is a Seller Indemnified Party for purposes of one or more of the Other Agreements.

      "SELLER INDEMNIFIED LOSS" has the meaning set forth in Section 9.03(a).

      "STOCKHOLDER INDEMNIFIED LOSS" has the meaning set forth in Section
9.03(b).

      "SUBSIDIARY" or "SUBSIDIARIES" of any specified Person means any Entity or Entities, as the case may be, a majority of the Capital Stock of which is or are at that time owned, directly by the specified Person.

      "SUPPLEMENTAL INFORMATION" has the meaning set forth in Section 6.08.

      "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies, or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, or additional amounts with respect thereto.

      "TAXING AUTHORITY" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

      "THIRD PARTY CLAIM" has the meaning set forth in Section 9.05(a).

      "THRESHOLD AMOUNT" has the meaning set forth in Section 1.01.

      "TRANSACTION DOCUMENTS" means this Acquisition Agreement, the Employment Agreement, the Escrow Agreement, the Stock Incentive Plan, and the other written agreements, documents, instruments, and certificates executed pursuant to or in connection with this Acquisition Agreement or the Acquisition Transaction (other than the Companion Transaction Documents and the Underwriting Agreement), including those specified in Article VII to be delivered at or before the Closing Date, all as amended, modified, or supplemented from time to time.

     "UNDERWRITER" means collectively (a) the investment banking firms that, prospectively as of the date hereof, may enter into the Underwriting Agreement, and (b) from and after the IPO Pricing Date, the investment banking firms parties to the Underwriting Agreement.

     "UNDERWRITING AGREEMENT" has the meaning set forth in Section 7.03(c).

     "WELFARE PLAN" means an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

     "WHOLLY-OWNED SUBSIDIARY" means any corporation or other Entity or Entities, as the case may be, all of the outstanding Capital Stock of which, on a fully diluted basis, is owned, directly by, or indirectly through another Wholly Owned Subsidiary, by the Company.

    1.03 OTHER DEFINITIONAL PROVISIONS. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA, the Exchange Act, and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

          (b) When used in these Uniform Provisions or the Acquisition Agreement, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to these Uniform Provisions and the Acquisition Agreement as a whole and not to any provision of these Uniform Provisions or the Acquisition Agreement, and the words "Article", "Section", "Annex", "Schedule", and "Exhibit" refer to Articles and Sections of, and Annexes, Schedules, and Exhibits to these Uniform Provisions and this Acquisition Agreement, unless otherwise specified.

          (c) Whenever the context so requires, the singular includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

          (d) The word "including" (and, with correlative meaning, the word "include") means that the generality of any description preceding such word is not limited, and the words "shall" and "will" are used interchangeably and have the same meaning.

     1.04 CAPTIONS. Captions to Articles, Sections, and subsections of, and Annexes, Schedules, and Exhibits to, this Acquisition Agreement or any Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of these Uniform Provisions and this Acquisition Agreement or any Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of these Uniform Provisions and this Acquisition Agreement or any Transaction Document.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF EACH SELLING STOCKHOLDER

     3.03 INVESTMENT INTENTIONS. (a) The Selling Stockholder (i) will be acquiring the shares of IDG Common Stock to be issued pursuant to Section 2.04 to the Selling Stockholder solely for such Selling Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell, or otherwise dispose of any of those shares in connection with any distribution; (ii) is not a party to any agreement or other arrangement for the disposition of any shares of IDG Common Stock other than this Acquisition Agreement; (iii) unless disclosed otherwise on Schedule 3.03, is an "accredited investor" as defined in Securities Act Rule 501(a); (iv) (A) is able to bear the economic risks of an investment in the IDG Common Stock acquired pursuant to this Acquisition Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that the Selling Stockholder is capable of evaluating the merits and risks of the proposed investment in the IDG Common Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of IDG concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of IDG, the plans for the operations of the business of IDG, the business, operations, and financial condition of the Other Founding Companies, and any plans of IDG for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to such Selling Stockholder's satisfaction.

           (b) The Selling Stockholder has no present plan, intention, or arrangement to dispose of any of the IDG Common Stock received in the Acquisition Transaction if such disposition would reduce the fair value of the IDG Common Stock (with such value measured as of the Closing Date) retained by the Selling Stockholder to an amount less than 50% of the fair value of the Company Capital Stock held by the Selling Stockholder immediately before the consummation of the Acquisition Transaction.

     3.04 OWNERSHIP AND STATUS OF THE COMPANY CAPITAL STOCK. The Selling Stockholder is the record and beneficial owner (or, if the Selling Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the number of shares of the Company Capital Stock set forth opposite the Selling Stockholder's name in Schedule 3.04, free and clear of all Liens, except for the Liens accurately set forth in Schedule 3.04, all of which will be released at or before the Effective Time.

     3.05 POWER OF THE SELLING STOCKHOLDER; APPROVAL OF THE ACQUISITION TRANSACTION. (a) The Selling Stockholder has the full power, legal capacity, and authority to execute and deliver this Acquisition Agreement and each Transaction Document to which the Selling Stockholder is a party and to perform the Selling Stockholder's obligations in this Acquisition Agreement and in all Transaction Documents to which the Selling Stockholder is a party. This Acquisition Agreement constitutes, and each such Transaction Document when executed in the Selling Stockholder's individual or legal capacity and delivered by the Selling Stockholder, or the Stockholders' Agent will constitute, the legal, valid, and binding obligation of the Selling

Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Selling Stockholder is an Entity, the Selling Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery, and performance by the Selling Stockholder of this Acquisition Agreement and the Transaction Documents to which the Selling Stockholder is a party. If the Selling Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Selling Stockholder and all other Persons (including any court) necessary for the authorization, execution, delivery, and performance by the Selling Stockholder of this Acquisition Agreement and the Transaction Documents to which the Selling Stockholder is a party have been duly taken and the transactions contemplated herein have been duly authorized.

           (b) The Selling Stockholder, acting in each capacity in which he or it is entitled (by reason of the Company's Charter Documents or the Governmental Requirements of the Company's Organization State or for any other reason), to vote to approve or disapprove the consummation of the Acquisition Transaction, has voted all the shares of Company Capital Stock owned by him or it in favor of the entering of this Acquisition Agreement and the consummation of the Acquisition Transaction and the other transactions contemplated hereby.

     3.06 NO CONFLICTS OR LITIGATION. The execution, delivery, and performance in accordance with their respective terms by the Selling Stockholder of this Acquisition Agreement and the Transaction Documents to which the Selling Stockholder is a party do not and will not (a) violate or conflict with any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of the shares of Company Capital Stock owned by the Selling Stockholder is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by the Selling Stockholder, or (d) if the Selling Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Selling Stockholder, threatened to which the Selling Stockholder is or may become a party that (i) questions or involves the validity or enforceability of any of the Selling Stockholder's obligations under any Transaction Document or (ii) seeks (or reasonably may be expected to seek) (A) to prevent or delay the consummation by the Selling Stockholder of the transactions contemplated by this Acquisition Agreement to be consummated by the Selling Stockholder or (B) Damages in connection with any consummation by the Selling Stockholder of the transactions contemplated by this Acquisition Agreement.

     3.07 NO BROKERS. Except with respect to the retention of, and the remuneration to be paid to, Barth Smith Company, the Selling Stockholder has not, directly or indirectly, in connection with this Acquisition Agreement or the transactions contemplated hereby (a) employed any broker, finder, or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission, or any similar form of compensation.

     3.08 PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the rights of the Selling Stockholder to receive shares of IDG Common Stock as a result of the Acquisition Transaction or to acquire IDG Common Stock pursuant to any written option granted by IDG to the Selling Stockholder separate and apart from this Acquisition Agreement, the Selling Stockholder either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or IDG Common Stock or (b) hereby irrevocably waives each right of that type the Selling Stockholder does own or otherwise has.

     3.09  CONTROL OF RELATED BUSINESSES.  Except as accurately set forth in
Schedule 3.09, the Selling Stockholder is not, alone or with one or more other Persons, the controlling Affiliate of, or has an equity interest in, any Entity, business, or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) is engaged in any line of business that is the same as or similar to the Business of the Company, or (b) is, or has within the three-year period ending on the date of this Acquisition Agreement, engaged in any transaction with the Company or any Company Subsidiary.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND THE MANAGEMENT STOCKHOLDERS

     4.04 QUALIFICATION. Schedule 4.04 of the Disclosure Statement accurately lists all of the jurisdictions in which the Company or any Company Subsidiary is authorized or qualified to own, lease, or operate its properties, or to carry on its business as now conducted, and except as set forth on Schedule 4.04, neither the Company nor any Company Subsidiary owns, leases, or operates properties or carries on any business that is Material to the Company in any other jurisdiction.

     4.05 AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery, and performance by the Company of this Acquisition Agreement and each Transaction Document to which it is a party, and the consummation of the Acquisition Transaction and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and those Governmental Requirements.

           (b) This Acquisition Agreement has been, and each of the Transaction Documents to which the Company is a party, when executed and delivered to IDG or, if applicable, Newco (or, in the case of a Certificate of Merger, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

            (c) Except as set forth on Schedule 4.05(c) of the Disclosure Statement, the execution, delivery, and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party have not and will not (i) violate, breach, or constitute a default under
(A) the Charter Documents of the Company or any Company Subsidiary, (B) any Governmental Requirement applicable to any of the Company or any Company Subsidiary, or (C) any Material Agreement of the Company or any Company Subsidiary, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of the Company or any Company Subsidiary, or afford any holder of any Indebtedness, or any beneficiary of any Guaranty, the right to require the Company or any Company Subsidiary to redeem, purchase, or otherwise acquire, reacquire, or repay any Indebtedness, or to perform any Guaranty, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of the Company or any Company Subsidiary (or upon revenues, income, or profits of the Company or any Company Subsidiary therefrom), or (iv) result in the revocation, cancellation, suspension, or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by the Company or any Company Subsidiary at the date hereof and necessary for the ownership, lease, or operation of its properties, or the uninterrupted carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

            (d) Except for (i) if applicable, the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act, (iii) as may be required by the HSR Act, or (iv) as may be required by applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to, or filings with, any Governmental Authority are required to be made by the Company or any Company Subsidiary for the execution, delivery, or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder, or the effectuation of the Acquisition Transaction and the other transactions contemplated hereby and thereby.

     4.06 CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Company has caused true, complete, and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of the Company and each Company Subsidiary to be delivered or otherwise made available to IDG. No breach or violation of the Charter Documents of the Company or any Company Subsidiary has occurred and is continuing.

     4.07 NO DEFAULTS. Except as set forth on Schedule 4.07 of the Disclosure Statement, no condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, that (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of the Company or any Company Subsidiary, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require the Company or any Company Subsidiary to redeem, purchase, or otherwise acquire, reacquire, or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of the Company or any Company Subsidiary (or upon revenues, income, or profits of any of the Company or any Company Subsidiary therefrom), or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company or any Company Subsidiary by the Company or any Company Subsidiary.

     4.08 COMPANY SUBSIDIARIES. Schedule 4.08 of the Disclosure Statement either accurately sets forth the form of organization, legal name, each assumed name, and Organization State of each Company Subsidiary or correctly states no Entity is a Company Subsidiary. Except as accurately disclosed in Schedule
4.08 of the Disclosure Statement, each Company Subsidiary is a Wholly Owned Subsidiary. In the case of any Company Subsidiary that is not a Wholly Owned Subsidiary, Schedule 4.08 of the Disclosure Statement accurately sets forth,
(a) the number of outstanding shares of Capital Stock of the Company Subsidiary, (b) the Company's aggregate direct and indirect ownership of those shares, and (c) the name and address of record and percentage ownership of those shares of each holder of record thereof other than the Company or a Company Subsidiary. No Lien exists on any outstanding share of Capital Stock of any Company Subsidiary that is owned directly or indirectly by the Company other than the Liens, if any, described in Schedule 4.08 of the Disclosure Statement, all of which will be released at or before the Effective Time, and Permitted Liens. Except as accurately set forth in Schedule 4.08 of the Disclosure Statement, the Company does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person, or otherwise, any Capital Stock or Derivative Securities of any Entity other than a Company Subsidiary.

     4.09 CAPITAL STOCK OF THE COMPANY AND THE COMPANY SUBSIDIARIES. Except as set forth on Schedule 4.09 of the Disclosure Statement, all of the issued and outstanding shares of Capital Stock of the Company and each Company Subsidiary have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of their respective issuer's Organization State and Charter Documents, and are fully paid and nonassessable. Neither the Company nor any Company Subsidiary has issued or sold any shares of its outstanding Capital Stock in breach or violation of any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person, or the terms of any of its Derivative Securities that were outstanding at the time of such issuance. No Person has, otherwise than solely by reason of that Person's right, if any, to vote any of the shares of the Capital Stock of the Company or any Company Subsidiary it holds (to the extent those shares afford the holder thereof any voting rights), any right to vote on any matter with the holders of Capital Stock of the Company or any Company Subsidiary.

     4.10  TRANSACTIONS IN CAPITAL STOCK.  Except as accurately set forth in
Schedule 4.10(a) of the Disclosure Statement, (a) the Company has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected, and no action in contemplation of the transactions described in this Acquisition Agreement has been taken since June 30, 1996 respecting the equity ownership of either the Company or any Company Subsidiary, except as set forth in Schedule 4.10(b).

     4.11  PREDECESSOR STATUS; ETC.   Schedule 4.11 of the Disclosure Statement
accurately lists all of the legal and assumed names of all predecessor companies of the Company, including the names of any Entities from which the Company previously acquired material assets (excluding assets acquired as inventory in the ordinary course of business). Except as accurately disclosed in Schedule 4.11 of the Disclosure Statement, the Company has not been a Subsidiary or division of another Entity or a part of an acquisition that later was rescinded.

     4.12 RELATED PARTY AGREEMENTS. Except as set forth in Schedule 4.12 of the Disclosure Statement, each Related Party Agreement in effect on the date hereof will have been terminated as of the Closing Date.

     4.13 LITIGATION. Except as accurately disclosed in Schedule 4.13 of the Disclosure Statement, no Litigation is pending or, to the knowledge of the Company and the Management Stockholders, threatened to which the Company or any Company Subsidiary is or may become a party.

     4.14 FINANCIAL STATEMENTS; DISCLOSURE. (a)(i) The Financial Statements (including in each case the related schedules and notes) delivered to IDG present fairly, in all Material respects, the consolidated financial position of the Company and the Company Subsidiaries, if any, at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows and stockholders' or other owners' equity for the respective periods set forth therein and have been prepared in accordance with GAAP. As of the date of any balance sheet included in those Financial Statements, neither the Company nor any Company Subsidiary had any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments, or unusual forward or long-term commitments), or any unrealized or anticipated loss, that in the aggregate were Material to the Company other than those reflected in those Financial Statements or in the notes related thereto, and (ii) since the Balance Sheet Date, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other), results of operations, or prospects of the Company or any Company Subsidiary that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect on the Company.

           (b)(i) As of the date hereof, all Information that has been made available to IDG by or on behalf of the Company or any Company Subsidiary prior to the date of this Acquisition Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all Material respects and does not contain, to the knowledge of the Company or the Management Stockholders, any untrue statement of a Material fact or omit to state a Material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which those statements were made.

            (ii) All Information that is made available to IDG by or on behalf of the Company or any Company Subsidiary after the date hereof from time to time prior to the Closing in connection with or pursuant to this Acquisition Agreement or any Transaction Document will be, when made available and taken together, true and correct in all Material respects and will not contain any untrue statement of a Material fact or omit to state a Material fact necessary in order to make the statements contained therein not Materially misleading in light of the circumstances under which those statements are made.

            (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by the Company or any of its Representatives and made available to IDG pursuant to or in connection with this Acquisition Agreement prior to the Closing have been and will be prepared and furnished to IDG in good faith and were and will be based on facts and assumptions that are believed by the Management Stockholders to be reasonable in light of the then current and foreseeable business conditions of the Company and the Company Subsidiaries and represented and will represent the Management Stockholders' good faith estimate of the projected financial performance of the Company and the Company Subsidiaries based on the information available to the Management Stockholders at the time so furnished.

     4.15 COMPLIANCE WITH LAWS. (a) To the knowledge of the Company and the Management Stockholders, (i) each of the Company and the Company Subsidiaries possesses all necessary licenses, permits, and similar Governmental Approvals required for the conduct of its business; and (ii) each of the Company and the Company Subsidiaries are in compliance in all Material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted. To the knowledge of the Company and the Management Stockholders,
Schedule 4.15 of the Disclosure Statement includes a complete list of all the Governmental Approvals possessed by any Company or the Company Subsidiary necessary for the continued uninterrupted operation of the Company and each Company Subsidiary as they are presently operated. To the knowledge of the Company and the Management Stockholders, all the Governmental Approvals so listed are valid, and, except as accurately disclosed in Schedule 4.15(a) of the Disclosure Statement, neither the Company nor any Company Subsidiary has received any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

           (b) Except as accurately disclosed in Schedule 4.15(b) of the Disclosure Statement, (i) to the knowledge of the Company and the Management Stockholders, the Company and each Company Subsidiary has been and continues to be in compliance with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses, or operations, including all applicable Governmental Requirements under ERISA and Environmental Laws, and (ii)(A) neither the Company nor any Company

Subsidiary has received any notice from any Governmental Authority that asserts, or raises the possibility of assertion of, any noncompliance with any of those Governmental Requirements and, (B) to the knowledge of the Company and the Management Stockholders, no condition or state of facts exists that would provide a valid basis for any such assertion.

     4.16  CERTAIN ENVIRONMENTAL MATTERS.  Except as accurately disclosed in
Schedule 4.16 of the Disclosure Statement, (a) to the knowledge of the Company and the Management Stockholders, the Company and each Company Subsidiary have complied, and remain in compliance, with the provisions of all Environmental Laws applicable to any of them or any of their respective presently owned or operated facilities, sites, or other properties, businesses, and operations; (b) except as accurately disclosed in Schedule 4.16(b), no Hazardous Substances have been disposed of or released at, from, in, or on any site owned or operated by the Company or any Company Subsidiary in violation of applicable Environmental Laws; (c) except as accurately disclosed in Schedule 4.16(c), neither the Company nor any Company Subsidiary (or any agent or contractor of either) has transported or arranged for the transportation of any Hazardous Substances to, or disposed or arranged for the disposition of any Hazardous Substances at, any off-site location that could lead to any claim against the Company, any Company Subsidiary, IDG, or any Affiliate or Subsidiary of IDG, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury, or property damage, including any claim under Environmental Laws; and (d) except as accurately disclosed in Schedule 4.16(d), no storage tanks existed or exist on or under any of the properties owned, leased, or operated by the Company or any Company Subsidiary from which any Hazardous Substances could have been released into the surrounding environment. The Company has provided IDG with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews, inspections, and other analyses conducted by or on behalf, or which otherwise are in the possession, of the Company or any Company Subsidiary respecting any facility, site, or other property presently owned, leased, or operated by the Company or any Company Subsidiary.

     4.17 LIABILITIES AND OBLIGATIONS. Schedule 4.17(a) of the Disclosure Statement accurately lists all present liabilities, of every kind, character, and description and whether accrued, absolute, fixed, contingent, or otherwise, of the Company and the Company Subsidiaries (a) (i) that exceed or reasonably could be expected to exceed $10,000 and (ii) (A) that had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, (B) Schedule 4.17(b) accurately lists such liabilities that were incurred after the Current Balance Sheet Date otherwise than in the ordinary course of business, and consistent with the past practices, of that Entity, and
(b) Schedule 4.17(c) discloses each of the Company and the Company Subsidiaries' outstanding secured and unsecured Guaranties entered by the Company or any Company Subsidiary and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty. Schedules 4.17(a) and (b) of the Disclosure Statement also accurately list and describe, for each of the items listed under clauses
(a) and (b) of this Section, (i) if that item is secured by any property or asset of the Company or any Company Subsidiary, the nature of that security, and
(ii) if that item is covered in whole or in part by a Guaranty of any

Stockholder or any Related Person or Affiliate of any Stockholder, the name and address of the guarantor.

     4.18 RECEIVABLES. Except as accurately set forth in Schedule 4.18 of the Disclosure Statement, all of the accounts and notes or other advances receivable of the Company and the Company Subsidiaries reflected on the Current Balance Sheet were collected, or are collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet. Annex 6 is a complete, accurate and detailed list with respect to all receivables of the Company which had not been collected as of, and were reflected on, the Current Balance Sheet Date.

     4.19 OWNED AND LEASED REAL PROPERTIES. (a) Schedule 4.19(a) of the Disclosure Statement accurately lists and correctly describes in all Material respects (i) all real properties owned or leased by the Company or any Company Subsidiary and, for each of those properties, the address thereof, the type and square footage of each structure located thereon, and the use thereof in the business of the Company or the Company Subsidiary, (ii) whether each such property was or is currently owned by any Stockholder or any Related Person or Affiliate of any Stockholder (other than the Company or any Company Subsidiary), and (iii) with respect to any leased property, the expiration date of the lease.

           (b) The Company has provided IDG with true, complete, and correct copies of all title reports and insurance policies owned or in the possession of the Company or any Company Subsidiary relating to any of the real properties listed as being owned in Schedule 4.19(a) of the Disclosure Statement. Except as accurately set forth in Schedule 4.19(b) or those reports and policies, and except for Permitted Liens, the Company or a Company Subsidiary owns in fee, and has good, valid, and marketable title to each property listed in Schedule
4.19 as being owned, free and clear of all Liens.

           (c) The Company has provided IDG with true, complete, and correct copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed in Schedule 4.19(a) of the Disclosure Statement as being leased and, except as accurately set forth in Schedule 4.19(c) of the Disclosure Statement (i) each of those leases is, to the knowledge of the Company and the Management Stockholders, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company or a Company Subsidiary.

           (d) The fixed assets of the Company or any Company Subsidiary are located at one or more of the real properties listed in Schedule 4.19 of the Disclosure Statement and, except as accurately set forth in Schedule 4.19(d), are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

     4.20 OWNED AND LEASED PROPERTY, PLANT, AND EQUIPMENT. (a) Schedule 4.20(a) of the Disclosure Statement is an accurate and complete list, in all Material respects, of all of the Property, Plant, and Equipment owned or leased by the Company or any Company Subsidiary, which list states, in each case, whether such properties were previously or presently owned, as the case may be, by any Stockholder or any Related Person or Affiliate of any Stockholder (other than the Company or any Company Subsidiaries).

           (b) Except as accurately set forth in Schedule 4.20(b) of the Disclosure Statement, the Company or a Company Subsidiary has good, valid, and marketable title to each property listed as being owned, free and clear of all Liens, except for Permitted Liens.

           (c) The Company has provided IDG with true, complete, and correct copies of all leases under which the Company or a Company Subsidiary is leasing the Property, Plant, and Equipment listed in Schedule 4.20(a) of the Disclosure Statement as being leased, and all leases referred to in Schedule 4.20(a)(i) are, to the knowledge of the Company and the Management Stockholders, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Company or a Company Subsidiary, except as set forth in Schedule 4.20(c).

           (d) Except as accurately set forth in Schedule 4.20(d) of the Disclosure Statement, all of the Property, Plant, and Equipment listed therein are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

     4.21 PROPRIETARY RIGHTS. Except as accurately set forth in Schedule 4.21 of the Disclosure Statement, the Company or a Company Subsidiary owns or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company or any Management Stockholder. Schedule
4.21 of the Disclosure Statement accurately lists these Proprietary Rights and indicates those owned by the Company or any Company Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which the Company or any Company Subsidiary is entitled to possess and use such Proprietary Rights. Except as accurately set forth in Schedule 4.21, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by IDG or the Surviving Corporation following the Effective Time, and
(b) no governmental registration of any of these Proprietary Rights has lapsed or expired or been canceled, abandoned, opposed, or the subject of any reexamination request.

     4.22 TITLE TO OTHER PROPERTIES. The Company or a Company Subsidiary has good and valid title to, or holds under a lease valid and binding on the lessor party thereto, all its tangible personal properties and assets (other than Property, Plant, and Equipment) that individually is, or in the aggregate are, Material to the Company.

     4.23 COMMITMENTS. (a) The Schedules of the Disclosure Statement indicated below are complete and accurate lists of each of the following (each a "Company Commitment") to which the Company or a Company Subsidiary is a party or by which any of their properties are bound and that presently remain executory in whole or in any part:

            (i) each partnership, joint venture, or cost-sharing agreement (Schedule 4.23(a)(i));

           (ii) each guaranty or suretyship, indemnification or contribution agreement, or performance bond (Schedule 4.23(a)(ii));

           (iii) each instrument, agreement, or other obligation evidencing or relating to Indebtedness or to money lent or to be lent to another Person (Schedule 4.23(a)(iii));

           (iv) each contract to purchase or sell real property or any Material Property, Plant, and Equipment (Schedule 4.23(iv));

           (v) each agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants, or attorneys (other than in connection with this Acquisition Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $10,000 and that is not terminable without penalty and on no more than 30 days' prior notice (Schedule 4.23(a)(v));

           (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $10,000 and that is not terminable without penalty on no more than 30 days' prior notice (Schedule 4.23(a)(vi));

           (vii) each agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures, or other property involving more than $10,000 in the aggregate (Schedule 4.23(a)(vii));

           (viii) each contract containing any noncompetition agreement, covenant, or undertaking (Schedule 4.23(a)(viii));

           (ix) each agreement providing for the purchase from a supplier of all or substantially all the requirements of the Company or any Company Subsidiary of a particular product or service (Schedule 4.23(a)(ix)); or

           (x) each other agreement or commitment not made in the ordinary course of business, or that is Material to the Company, its Business or assets (Schedule 4.23(a)(x)).

True, correct, and complete copies of all written Company Commitments, have heretofore been delivered or made available to IDG, and true, correct, and complete written descriptions of all oral Company Commitments, have been disclosed on the Schedules of the Disclosure Statement set forth above. Except as accurately set forth in Section 4.23(b)(i) of the Disclosure Statement, (i) there are no existing or asserted defaults, events of default, or events, occurrences, acts, or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default by the Company or any Company Subsidiary or, to the knowledge of the Company or the Management Stockholders, any other party thereto under any Company Commitment; (ii) no penalties have been incurred, nor are there any amendments pending, with respect to any of the Company Commitments that are Material to the Company.
The Company Commitments are in full force and effect and are valid and enforceable obligations of the

Company or the Company Subsidiaries which are parties thereto and, to the knowledge of the Company or the Management Stockholders, the other parties thereto in accordance with their respective terms; and (iii) no defenses, off-sets, or counterclaims have been asserted or, to the knowledge of the Company or the Management Stockholders, may be made by any party thereto
(other than by the Company of a Company Subsidiary), nor has the Company or a Company Subsidiary, as the case may be, waived any rights thereunder, except as accurately described in Schedule 4.23(b)(i) of the Disclosure Statement.

           (b) Except as accurately disclosed in Schedule 4.23(b)(ii) of the Disclosure Statement or contemplated hereby or by any Transaction Document to which the Company or any Company Subsidiary or Management Stockholder is a party, (i) neither the Company nor any Company Subsidiary or Management Stockholder has received notice of any plan or intention of any other party to any Company Commitment to exercise any right to cancel or terminate any Company Commitment, and neither the Company nor any Company Subsidiary or Management Stockholder knows of any condition or state of facts that would justify the exercise of such a right; and (ii) neither the Company nor any Company Subsidiary or Management Stockholder currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Company Commitment.

     4.24 CAPITAL EXPENDITURES. Schedule 4.24 of the Disclosure Statement accurately sets forth the detail and total amount of capital expenditures currently budgeted to be incurred by the Company or any Company Subsidiary during the balance of the Company's current fiscal year. Except as accurately set forth in Schedule 4.24, to the knowledge of the Company or the Management Stockholders, no condition or state of facts exists that will cause the total capital expenditures of the Company or any Company Subsidiary for Property, Plant, and Equipment during the next three fiscal years to exceed by a Material amount the amount budgeted for capital expenditures of that type by the Company or any Company Subsidiary for the current fiscal year in order to maintain the types and levels of sales and services the Company and the Company Subsidiaries presently provide.

     4.25 INVENTORIES. Except as accurately set forth in Schedule 4.25 of the Disclosure Statement, (a) all inventories, net of reserves determined in accordance with GAAP, of the Company and each Company Subsidiary that are classified as such on the Current Balance Sheet are, to the knowledge of the Company or the Management Stockholders, merchantable and salable or usable in the ordinary course of business of the Company or the Company Subsidiaries; (b) the inventories reflected in the Financial Statements, as at the Balance Sheet Date (i) were reasonable in relation to the then existing circumstances of the Company and the Company Subsidiaries on a consolidated basis and classified as current assets in accordance with GAAP, (ii) were consistently reflected with past practices, and (iii) fairly reflect the average inventory levels maintained during the 12-month period ended on that date; and (c) neither the Company nor any Company Subsidiary depends on any single vendor for a Material portion of its inventories, the loss of business with which could have a Material Adverse Effect on the Company, or ever has had difficulty, Material to the Company, in obtaining its inventories. The information set forth on Annex 5 is complete and accurate with respect to all items of inventory of the Company and any Company Subsidiary that has been held by the Company or any such Company Subsidiary for two years or more prior to the Current Balance Sheet Date.

     4.26 INSURANCE. Except as indicated on Schedule 4.26(a) of the Disclosure Statement, Schedule 4.26(a) sets forth (a) a list of all insurance policies carried by the Company or any Company Subsidiary; and Schedule 4.26(b) sets forth an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years to the extent reasonably available. True, complete, and correct copies of all insurance policies carried by the Company or any Company Subsidiary that are presently in effect have been provided to IDG, and all such insurance policies have been issued by insurers of recognized responsibility and currently are, and will remain without interruption through the Closing Date, in full force and effect. No insurance carried by the Company or any Company Subsidiary has been canceled by the insurer during the past five years, and neither the Company nor any Company Subsidiary has ever been denied insurance coverage in any regard or to any degree. Neither the Company nor any Company Subsidiary or Management Stockholder has received any notice or other communication from any issuer of any such insurance policy of any Material increase in any deductibles, retained amounts, or premiums payable thereunder, and, to the knowledge of the Company or the Management Stockholders, no such increase in deductibles, retainages, or premiums is threatened.

     4.27 EMPLOYEE MATTERS. (a) Cash Compensation. Schedule 4.27(a) of the Disclosure Statement accurately lists the names, titles, and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses, and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors, and key consultants and independent contractors of the Company or any Company Subsidiary that have been paid during the past fiscal year, or reasonably expect to be paid during the current fiscal year, aggregate compensation in excess of $50,000.

           (b) Engagement and Non-Competition Agreements. Schedule 4.27(b) of the Disclosure Statement accurately lists all Engagement and Non-Competition Agreements remaining executory in whole or in part on the date hereof, and the Company has provided IDG with true, complete, and correct copies of all such Engagement and Non-Competition Agreements. Neither the Company nor any Company Subsidiary is a party to any oral Engagement and Non-Competition Agreement with any Person.

           (c) Other Compensation Plans. Schedule 4.27(c) of the Disclosure Statement accurately lists all Other Compensation Plans either in effect at the date hereof or to become effective after the date hereof. The Company has provided IDG with a true, correct, and complete copy of each of those Other Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that are oral. Except as accurately set forth in
Schedule 4.27(c) of the Disclosure Statement, each of the Other Compensation Plans, may be unilaterally amended or terminated by the Company or any Company Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to any such amendment or termination.

           (d) ERISA Benefit Plans. Schedule 4.27(d) of the Disclosure Statement accurately lists each ERISA Benefit Plan maintained by, sponsored in whole or in part by, or contributed to by, the Company, any Company Subsidiary or any ERISA Affiliate currently, or at any time during the six-year period ending on the date hereof, under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including, but not limited to, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, medical, vision, dental or other health plans, life insurance plans, and all other employee benefit plans or fringe benefit plans. Schedule 4.27(d) of the Disclosure Statement classifies each of the ERISA Benefit Plans as an ERISA Pension Benefit Plan or a Welfare Plan. The Company has provided IDG with a true, correct, and complete copy of each ERISA Benefit Plan, all related trust agreements and amendments, actuarial reports and valuations for the most recent three years, summary plan descriptions, prospectuses, annual report form 5500s or similar forms (and attachments thereto) for the most recent three years, all Internal Revenue Service determination letters, and any related documents requested by IDG.

           (e) Employee Policies And Procedures. Schedule 4.27(e) of the Disclosure Statement accurately lists all Employee Policies and Procedures. The Company has provided IDG with a copy of all written Employee Policies and Procedures and a written description of all Material unwritten Employee Policies and Procedures.

           (f)  Unwritten Amendments.  Except as accurately described in
Schedule 4.27(f) of the Disclosure Statement, no Material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans, ERISA Benefit Plans, or Employee Policies and Procedures.

           (g) Labor Compliance. To the knowledge of the Company or the Management Stockholders, the Company and each Company Subsidiary has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, sexual orientation, national origin, age, disability, or handicap in its employment conditions or practices. Except as accurately set forth in Schedule 4.27(g) of the Disclosure Statement, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, sexual orientation, national origin, age, disability, or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Authority (nor, to the knowledge of the Company or the Management Stockholders, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company or the Management Stockholders, threatened labor strikes, disputes, grievances, controversies, or other labor troubles affecting the Company or any Company Subsidiary (nor, to the knowledge of the Company or the Management Stockholders, does any valid basis therefor exist).

           (h) Unions. Except as set forth in Schedule 4.27(h) of the Disclosure Statement, neither the Company nor any Company Subsidiary or ERISA Affiliate has ever been a party to any agreement with any union, labor organization, or collective bargaining unit. No employees of the Company or any Company Subsidiary are represented by any union, labor organization, or collective bargaining unit. Except as accurately set forth in Schedule 4.27(h) of the Disclosure Statement, to the knowledge of the Company or the Management Stockholders, none of the employees of the Company or any Company Subsidiary has threatened to organize or join a union, labor organization, or collective bargaining unit.

           (i) No Aliens. All employees of the Company or any Company Subsidiary are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

           (j)   Change Of Control Benefits. Except as accurately set forth in
Schedule 4.27(j) of the Disclosure Statement, neither the execution and delivery of this Acquisition Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee from the Company or any Company Subsidiary under any ERISA Benefit Plan, Other Compensation Plan or otherwise, (ii) increase any benefits otherwise payable under any ERISA Benefit Plan or Other Compensation Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit. Neither the Company nor any Company Subsidiary, or any ERISA Affiliate, is obligated, contingently or otherwise, under any agreement to pay any amount that would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

           (k) Retirees. Except as accurately set forth in Schedule 4.27(k) of the Disclosure Statement, neither the Company nor any Company Subsidiary has any obligation or commitment to provide medical, dental, or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable parallel provisions of ERISA.

     4.28 COMPLIANCE WITH ERISA, ETC. (a) Compliance. Each of the ERISA Benefit Plans and Other Compensation Plans (i) is in substantial compliance with all applicable provisions of ERISA, the Code, and all other applicable Governmental Requirements, (ii) has been administered, operated and managed in accordance with its governing documents, and (iii) has timely filed or distributed all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports (form 5500s), summary plan descriptions, actuarial reports, PBGC-1 Forms, or returns).

           (b)  Qualification.  Except as accurately set forth on Schedule 4.28
(b), all ERISA Pension Benefit Plans that are intended to be qualified under
Section 401(a) of the Code (the "Qualified Plans") are so qualified and have received a favorable determination letter from the IRS, and the Company or any Management Stockholders is not aware of any circumstances likely to result in the revocation of any such favorable determination letter. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time.

           (c) No Defined Benefit Plans. Neither the Company nor any Company Subsidiary, or any ERISA Affiliate, maintains, or within the past six years has maintained, an ERISA Pension Benefit Plan that is or was a "defined benefit plan" subject to Title IV of ERISA.

           (d) No Prohibited Transactions, Etc. With respect to each ERISA Benefit Plan, neither such plan, nor any trustee, administrator, fiduciary, agent or employee thereof, and none of the Stockholders, nor the Company or any Company Subsidiary has engaged in any Prohibited Transaction with respect to such ERISA Benefit Plan. With respect to each ERISA Pension Benefit Plan (i) all minimum funding standards required by law with respect to funding of benefits payable or to be payable under such plan have been met; (ii) there is no accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(a) of ERISA; and (iii) there have been no terminations, partial terminations, or discontinuances of contributions without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan.

           (e) COBRA. With respect to ERISA Benefit Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), the Company, each Company Subsidiary, and the Stockholders have complied (and at the Effective Time will have complied) in all Material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and neither the Company nor any Company Subsidiary has incurred (or will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, any Company Subsidiary or any Stockholder, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement.

           (f) Financial Disclosure. The Company and each Company Subsidiary have made, and as of the Effective Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of each ERISA Benefit Plan or Other Compensation Plan, or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Effective Date, such amounts to be determined using the ongoing actuarial and funding assumptions of such plan. The Financial Statements and the Current Balance Sheet reflect the approximate total pension, medical and other benefit liability for all ERISA Benefit Plans and Other Compensation Plans, and no Material funding changes or irregularities are reflected thereon which would cause such statements to be not representative of prior periods.

            (g) Multiemployer Plans. Except as set forth in Schedule 4.28(g) of the Disclosure Statement, neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, has taken, or intends to take, any action and no event has occurred which has resulted or could reasonably be expected to result in withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan.

            (h) Claims And Litigation. Except as accurately set forth in
Schedule 4.28(h) of the Disclosure Statement, no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company or the Management Stockholders, threatened against, or with respect to, any of the ERISA Benefit Plans or Other Compensation Plans or with respect to any fiduciary, administrator, sponsor (in their capacities as such), or any party-in-interest thereof.

            (i) Excise Taxes, Damages And Penalties. With respect to any ERISA Benefit Plan or Other Compensation Plan, no act, omission or transaction has occurred which would result in the imposition on the Company or any Company Subsidiary of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA, or (iii) any excise tax under applicable provisions of the Code.

            (j) VEBA Welfare Trust. Any trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

            (k) Amendments and Termination. Except as set forth in Schedule 4.28(k) of the Disclosure Statement, the Company and each Company Subsidiary have the right to amend, modify, or terminate any ERISA Benefit Plan or Other Compensation Plan without incurring any liability thereunder, except as to any benefits accrued prior to such amendment, modification, or termination. Prior to the Effective Date, the Company and each Company Subsidiary agree not to amend or modify any ERISA Benefit Plan or Other Compensation Plan or take any other action which results in an increase in liability under such ERISA Benefit Plan or Other Compensation Plan. To the extent IDG adopts or continues any ERISA Benefit Plan or Other Compensation Plan, nothing contained in this Acquisition Agreement limits or restricts IDG's right to amend, modify, or terminate any of such plans in such manner as IDG deems appropriate

     4.29 TAXES. (a) Each of the following representations and warranties in this Section 4.29 is qualified to the extent set forth in Schedule 4.29 of the Disclosure Statement.

            (b) All Returns required to be filed with respect to any Tax for which the Company or any Company Subsidiary is liable have been duly and timely filed with the appropriate Taxing Authority. All such Returns were correct and complete in all Material respects, and each Tax shown to be payable on each such Return has been paid. Each Tax payable by the Company or any Company Subsidiary by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the consolidated books of the Company or the Company Subsidiary for all Taxes for which the Company or any Company Subsidiary is liable, but the payment of which is not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Company or a Company Subsidiary. The Company and each Company Subsidiary has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company or any Company Subsidiary except Liens for Taxes which are not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company or any Company Subsidiary is asserted to be liable is pending or, to the knowledge of the Company or any of the Management Stockholders, threatened and no basis which the Company or any of the Management Stockholders believes to be valid exists on which any claim for any such Tax can be asserted against the Company or any Company Subsidiary. There are no requests for rulings or determinations in respect of any taxes pending between the Company or any Company Subsidiary and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company or any Company Subsidiary is or may be liable has been granted to any Taxing Authority. Neither the Company nor any Company Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by the Company or any Company Subsidiary and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company and each Company Subsidiary have made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

            (c) Neither the Company nor any Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

            (d) The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. The Company has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of the Company or of any Company Subsidiary is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company or of any Company Subsidiary exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

     4.30  GOVERNMENT CONTRACTS.  Except as accurately set forth in Schedule
4.30 of the Disclosure Statement, neither the Company nor any Company Subsidiary is a party to any governmental contract subject to price redetermination or renegotiation.

     4.31 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as accurately set forth in Schedule 4.31 of the Disclosure Statement, none of the following has occurred with respect to the Company or any Company Subsidiary:

           (a) any circumstance, condition, event, or state of facts (either singularly or in the aggregate), other than conditions affecting the industrial distribution business in general, which has caused, is causing, or will cause a Material Adverse Effect on the Company;

           (b) any change in its authorized or outstanding Capital Stock or Derivative Securities;

           (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to the Company;

           (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or an Immediate Family Member) at the times and in the amounts consistent with its past practice;

           (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will, or could reasonably expect to, have a Material Adverse Effect on the Company or on the Surviving Corporation;

           (f) any distribution, sale, or transfer of, or any Company Commitment to distribute, sell, or transfer, any of its assets or properties of any kind that singularly is, or in the aggregate are, Material to the Company, other than distributions, sales, or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Stockholders or an Immediate Family Member or Affiliates;

           (g) any cancellation of, or agreement to cancel, any Indebtedness, obligation, or other liability owing to it, including any Indebtedness, obligation, or other liability of any Stockholder or any Related Person or Affiliate thereof;

           (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property, or rights or requiring consent of any Person to the transfer and assignment of any such assets, property, or rights;

           (i) any purchase or acquisition of, or agreement, plan, or arrangement to purchase or acquire, any property, rights, or assets, or the entering of any other transaction, outside of the ordinary course of its business consistent with its past practices;

           (j) any waiver of any of its rights or claims that singularly is, or in the aggregate are, Material to the Company;

           (k) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

           (l) any investment in the Capital Stock, Derivative Securities, or Indebtedness of any Person other than a Permitted Investment;

           (m) except in accordance with the Company's consolidated capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company and the Company Subsidiaries collectively in excess of $50,000, or commitments by the Company and the Company Subsidiaries to make capital expenditures aggregating in excess of $50,000; or

           (n) any cancellation or termination of a Material Agreement of the Company.

     4.32 BANK RELATIONS; POWERS OF ATTORNEY. The Company has provided IDG with Schedule 4.32 which sets forth:

           (a) the name of each financial institution in which the Company or any Company Subsidiary has borrowing or investment arrangements, deposit or checking accounts, or safe deposit boxes;

           (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers, and the name of each Person authorized to draw thereon or have access thereto; and

           (c) the name of each Person holding a general or special power of attorney from the Company or any Company Subsidiary and a description of the terms of each such power.

     4.33 RELATIONS WITH GOVERNMENTS, ETC.. Neither the Company nor any Company Subsidiary has made, offered, or agreed to offer anything of value to any governmental official, political party, or candidate for government office that would cause the Company or any Company Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF IDG

     5.04 ORGANIZATION; POWER. IDG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time. IDG has not engaged in any operations since its organization other than in connection with its formation and capitalization and the transactions contemplated by this Acquisition Agreement and the Companion Agreements.

     5.05 AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery, and performance by IDG of this Acquisition Agreement and each Transaction Document to which it is a party, and the consummation of the Acquisition Transaction and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State, and has been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, as may be permitted under its Charter Documents and the applicable Governmental Requirements of its Organization State.

           (b) This Acquisition Agreement has been, and each of the Transaction Documents to which IDG is a party, when executed and delivered to the other parties thereto (or, if applicable, in the case of the Certificates of Merger, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

           (c) The execution, delivery, and performance in accordance with their respective terms by IDG of the Transaction Documents to which it is a party have not and will not (i) violate, breach, or constitute a default under
(A) the Charter Documents of IDG, (B) any Governmental Requirement applicable to IDG, or (C) any Material Agreement of IDG, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of IDG or afford any holder of any of that Indebtedness, or any beneficiary of any Guaranty, the right to require IDG to redeem, purchase, or otherwise acquire, reacquire, or repay any of that Indebtedness, or to perform any Guaranty, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of IDG (or upon any revenues, income, or profits of IDG therefrom), or (iv) result in the revocation, cancellation, suspension, or Material modification, singularly or in the aggregate, of any Governmental Approval possessed by IDG at the date hereof and necessary for the ownership, lease, or operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

           (d) Except for (i) if applicable, the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the

Securities Act, (iii) as may be required by the HSR Act, or (iv) as may be required by applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by IDG for the execution, delivery, or performance by IDG of the Transaction Documents to which it is a party, the enforcement against IDG, as the case may be, of its obligations thereunder, or the consummation of the Acquisition Transaction and the other transactions contemplated thereby.

     5.06 CHARTER DOCUMENTS.. IDG has delivered to the Company true, complete, and correct copies of the Charter Documents of IDG. No breach or violation of any Charter Document of IDG has occurred and is continuing.

     5.07  CAPITAL STOCK OF IDG.  (a)  Immediately prior to the Effective Time,
(i) the authorized Capital Stock of IDG will be comprised of (A) 50,000,000 shares of IDG Common Stock and (B) 10,000,000 shares of preferred stock, $.10 par value per share, (ii) before giving effect to the Acquisition Transaction and the merger or other acquisition transactions contemplated by the Companion Agreements, (A) the number of shares of IDG Common Stock then issued and outstanding will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the IDG preferred stock then will be issued or outstanding, and (C) IDG will have reserved for issuance pursuant to Other Compensation Plans or the exercise of Derivative Securities the number of shares of IDG Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

           (b) All shares of IDG Common Stock outstanding immediately prior to the Effective Time, and all shares of IDG Common Stock to be issued pursuant to Section 2.04 and the IPO, when issued, (i) have been or will be duly authorized and validly issued in accordance with the Organization State of IDG and its Charter Documents and (ii) will be fully paid and nonassessable. None of the shares of IDG Common Stock to be issued pursuant to Section 2.04 and the IPO, will, when issued, be issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (ii) the terms of any Derivative Securities.

     5.08 SUBSIDIARIES. Immediately prior to the Closing Date, (a) IDG will have no Subsidiaries other than Newco and any Entity defined as "Newco" in the Companion Agreements, (b) IDG will not own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Companion Agreements), any Capital Stock or Derivative Securities of any Entity not described in the Private Placement Memorandum as a Subsidiary of IDG (in the case of IDG) or any Entity (in the case of Newco).

     5.09 LIABILITIES. Except as disclosed in the Private Placement Memorandum, IDG has no Material liabilities of any kind other than those incurred in connection with this Acquisition Agreement and the Companion Agreements and the transactions contemplated hereby and thereby, including the IPO.

     5.10 COMPLIANCE WITH LAWS; NO LITIGATION. IDG is in compliance with all Governmental Requirements applicable to it, and no Litigation is pending or, to the knowledge of IDG, threatened to which IDG or any IDG Subsidiary is or may become a party that (a) questions or involves the validity or enforceability of any obligation of IDG under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by IDG of the transactions contemplated by this Acquisition Agreement to be consummated by IDG, as the case may be, or (ii) Damages from IDG in connection with any such consummation.

     5.11 NO BROKERS. Except with respect to the retention and remuneration of the Barth Smith Company, IDG has not, directly or indirectly, in connection with this Acquisition Agreement or the transactions contemplated hereby (a) employed any broker, finder, or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission, or any similar form of compensation.

     5.12 PRIVATE PLACEMENT MEMORANDUM. At the date hereof, to the knowledge of IDG, the Private Placement Memorandum (other than the disclosures, including the historical financial statements and the notes thereto, of the Founding Companies, to which this Section 5.12 does not apply) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

                                   ARTICLE VI

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

     6.02 ACCESS AND COOPERATION; DUE DILIGENCE. (a) From the date hereof until the Closing Date, the Company will (i) afford to the Representatives of IDG reasonable access to all of the key employees, sites, properties, and books and records of the Company and any Company Subsidiary, (ii) provide IDG with such additional financial and operational data and other information relating to the business and properties of the Company and the Company Subsidiaries as IDG may from time to time reasonably request, and (iii) cooperate with IDG and its Representatives in the preparation of any documents or other material that may be required in connection with any Transaction Documents or any Companion Transaction Documents. Each Selling Stockholder and the Company will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Acquisition Agreement or the due diligence investigations conducted with respect to each Other Founding Company as confidential in accordance with the provisions of Section 11.14.

           (b) Each of the Company and the Selling Stockholders will use their best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

           (c) From the date hereof until the Closing Date, IDG will (i) afford to the Representatives of the Company and the Selling Stockholders access to all of the sites, properties, and books and records of IDG and any IDG Subsidiary, (ii) provide the Company with such additional financial and operational data and other information relating to the business and properties of IDG and any IDG Subsidiary as the Company or any Selling Stockholder may from time to time reasonably request, and (iii) cooperate with the Company and the Selling Stockholders and their respective Representatives in the preparation of any documents or other material that may be required in connection with any Transaction Documents.

           (d) If this Acquisition Agreement is terminated pursuant to Section 12.01, IDG promptly will return to the Company all written Confidential Information of the Company or any Company Subsidiary it or any of its Representatives then possesses or has under their respective control.

     6.03 CONDUCT OF BUSINESS PENDING CLOSING. From the date hereof until the Effective Time, except as set forth in Schedule 6.03 of the Disclosure Statement, the Company will, and will cause each Company Subsidiary to:

           (a) carry on their businesses in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

           (b) maintain their properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

           (c) perform all their obligations under agreements relating to or affecting their assets, properties, and other rights;

           (d) keep in full force and effect without interruption all their present insurance policies or other comparable insurance coverage;

           (e) use reasonable commercial efforts to (i) maintain and preserve their business organizations intact, (ii) retain their present employees, and
(iii) maintain their relationships with suppliers, customers, and others having business relations with them;

           (f)  comply with all applicable Governmental Requirements; and

           (g) except as required or expressly permitted by this Acquisition Agreement, maintain the instruments and agreements governing their outstanding Indebtedness and Material Agreements on their present terms and not enter into new or amended Indebtedness or instruments or agreements other than in the ordinary course of business consistent with past practices, without the prior written consent of IDG (which consent will not be unreasonably withheld).

     6.04 PROHIBITED ACTIVITIES. From the date hereof until the Effective Time, without the prior written consent of IDG or unless as required or expressly permitted by this Acquisition Agreement, the Company and the Management Stockholders will not, and will not permit any Company Subsidiary to:

           (a)  make any change in its Charter Documents;

           (b) issue or repurchase any of its Capital Stock or issue or otherwise create any Derivative Securities;

           (c) make any Restricted Payment, other than (i) a distribution of 80% the gross proceeds from the sale of any of the Designated Inventory arising from and after the date hereof through the date immediately proceeding the Closing Date or (ii) in the case of any Company that is an S Corporation, distributions, not to exceed in the aggregate 46% of the Company's taxable income for the period beginning on the first day of its current tax year and ending on the Closing Date. For purposes of clause (ii) above, the taxable income of a Company that is an S corporation shall be determined pursuant to Code section 1363(b), except that the items described in Code section 1366(b)(1) shall not be separately stated.

           (d) make any investments, other than Permitted Investments, in the Capital Stock, Derivative Securities, or Indebtedness of any Person;

           (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $50,000 otherwise than in the ordinary course of its business and consistent with its past practice;

           (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant, or independent contractor of the Company or any Company Subsidiary or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Stockholders or an Immediate Family Member) at the times and in the amounts consistent with its past practice;

           (g) create, assume, or permit to be created or imposed any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment acquired in the ordinary course of business consistent with past practices, and necessary or desirable for the conduct of the business of the Company or any Company Subsidiary;

           (h) except as provided in Schedule 6.04 of the Disclosure Statement, (i) adopt, establish, amend, or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures, or
(ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (B) increase the liabilities or obligations under any such plan;

           (i) sell, assign, lease, or otherwise transfer or dispose of any of its owned or leased property (whether real or personal, tangible or intangible) or equipment (A) to any Related Person or (B) to any Person other than in the ordinary course of its business and consistent with its past practice;

           (j) negotiate for the acquisition of any business or the start-up of any new business;

           (k) merge, consolidate, or effect a share exchange with, or agree to merge, consolidate, or effect a share exchange with, any other Entity;

           (l) sell, transfer, or otherwise convey or dispose of any Company Capital Stock;

           (m) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practices, but such adjustments will not be deemed to be included in Schedule 4.18 of the Disclosure Statement unless specifically listed in the Supplemental Information;

           (n) commit a material breach of or amend or terminate any Material Agreement of the Company or any of its Governmental Approvals; or

           (o) enter into any other transaction (i) outside the ordinary course of its business and consistent with its past practice or (ii) prohibited hereby.

     6.05 NO SHOP; RELEASE OF DIRECTORS. (a) The Company and the Selling Stockholders agree that, from the date hereof and until the first to occur of the Effective Time or the termination of this Acquisition Agreement in accordance with Article XII, neither the Company nor any Selling Stockholder, nor any officer or director thereto shall, and the Company and each Selling Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, (i) initiate, solicit, or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation, or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any Company Subsidiary (any such proposal or offer being an "Acquisition Proposal"), (ii) engage in any activities, discussions, or negotiations concerning, or provide any Confidential Information respecting, the Company or any Company Subsidiary, any Other Founding Company, or IDG to, or have any discussions with, any Person relating to an Acquisition Proposal, or
(iii) otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Selling Stockholder will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 6.05(a) of the obligations undertaken in this Section 6.05(a), and will notify IDG immediately if any such inquiries or proposals are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any Selling Stockholder (including the detail of any such discussions or negotiations).

           (b) Each of the Company and the Selling Stockholders hereby (i) waives every right, if any, the Governmental Requirements of the Company's Organization State afford the Company or the Selling Stockholders to require the Company's directors, in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this

Section 6.05 and (ii) releases each such person from any and all liability he or she might otherwise have to the Company or any Stockholders but for this release.

     6.06 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company will, if applicable, (a) satisfy any requirement for notice of the transactions contemplated by this Acquisition Agreement under applicable collective bargaining agreements and (b) provide IDG with proof that any required notice has been sent.

     6.07 NOTIFICATION OF CERTAIN MATTERS. The Selling Stockholders and the Company shall give prompt notice to IDG of (a) the existence or occurrence of each condition or any facts that will or reasonably could be expected to cause any representation or warranty of the Company or any Selling Stockholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the Closing Date and (b) any material failure of any Selling Stockholder or the Company to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by that Person hereunder. IDG shall give prompt notice to the Company of the existence or occurrence of each condition or any facts that will or reasonably could be expected to cause any representation or warranty of IDG or, if applicable, Newco, contained herein to be untrue or inaccurate at or prior to the Closing or on the Closing Date, any Material failure of IDG or, if applicable, Newco to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 6.07 shall not be deemed to modify the representations or warranties herein of the party delivering that notice, or any other party (which modification may be made only pursuant to Section 6.08), modify the conditions set forth in Article VII, or limit or otherwise affect the remedies available hereunder to the party receiving that notice.

     6.08 SUPPLEMENTAL INFORMATION. The Company and each of the Selling Stockholders agree that, with respect to the representations and warranties of that party contained in this Acquisition Agreement, that party will have the continuing obligation until the Closing Date to provide IDG promptly with such additional supplemental Information (the "Supplemental Information"), in the form of (a) amendments to then existing Schedules to the Disclosure Statement or (b) additional Schedules to the Disclosure Statement, as would be necessary, in the light of the circumstances, conditions, events, and any facts then known to such party, to make each of those representations and warranties true and correct as of the Closing Date. For purposes only of determining whether the conditions to the obligations of IDG and, if applicable, Newco that are specified in Sections 7.05 have been satisfied, and not for any purpose under
Article IX, the Disclosure Statements as of the Closing Date shall be deemed to be the Disclosure Statements as of the date hereof as amended or supplemented by the Supplemental Information provided to IDG prior to the Closing pursuant to this Section 6.08; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events, or any of facts that, in any combination thereof, have had a Material Adverse Effect on the Company that was not reflected in the determination of the Transaction Value, or in the sole judgment of IDG (which shall be conclusive for purposes of this Section 6.08 and Article XII, but not for any purpose of
Article IX), are having or will have a Material Adverse Effect on the Company or the Surviving Corporation, as the case may be, then IDG will be entitled either (i) to terminate this Acquisition Agreement pursuant to Section 12.01(a)(iii) and to treat as a Seller

Indemnified Loss or a Stockholder Indemnified Loss for all purposes of Article IX (which treatment will not prejudice the right of any Selling Stockholder under Article IX to contest a Damages Claim made by IDG in respect of any Seller Indemnified Loss or Stockholder Indemnified Loss) all Damages to the Company or the Surviving Corporation that are attributable to the circumstances, conditions, events and any facts first disclosed herein after the date hereof in the Supplemental Information. IDG will provide the Company and the Selling Stockholders with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

     6.09 COOPERATION IN CONNECTION WITH THE IPO. The Company and the Management Stockholders will (a) provide IDG, the Underwriter, and their Representatives with all the Information concerning the Company or any of the Stockholders that is reasonably requested by IDG or the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with IDG and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including any of the Financial Statements required in connection therewith) and in responding to the comments of the SEC staff, if any, with respect thereto. The Company and the Management Stockholders, and each Selling Stockholder (with respect to information relating solely to such Selling Stockholder), agree promptly to advise IDG if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect, and provide IDG with the information needed to correct or complete that disclosure.

     6.10  ADDITIONAL FINANCIAL STATEMENTS.  The Company will furnish to IDG
(a) as soon as available and in any event within 30 days after the end of each of the Company's fiscal quarters that ends prior to the IPO Pricing Date, an unaudited balance sheet of the Company, consolidated with any Company Subsidiary (as may be required under GAAP), as of the end of that fiscal quarter and the related consolidated statements of income or operations, cash flows and stockholders' or other owners' equity for that fiscal quarter and for the period of the Company's fiscal year ended with that quarter, in each case
(i) setting forth in comparative form the figures for the corresponding portion of the Company's previous fiscal year and (ii) prepared in accordance with GAAP applied on a basis consistent (A) throughout the periods indicated (excepting footnotes) and (B) with the basis on which the Initial Financial Statements and the Current Balance Sheet were prepared; and (b) if requested by IDG in connection with any amendment of the Registration Statement and promptly following any such request, such summary consolidated operating or other financial information of the Company and the Company Subsidiaries as of the end of either the first or second fiscal month in any of the Company's fiscal quarters as IDG may request.

     6.11 TERMINATION OF PLANS. If requested by IDG, the Company will, or will cause the applicable Company Subsidiary to, if permitted by all applicable Governmental Requirements to do so, terminate each agreement or plan identified in Schedule 4.27(c) or (d) of the Disclosure Statement as a "Plan To Be Terminated" prior to the Effective Time.

     6.12 DISPOSITION OF UNWANTED ASSETS. At or prior to the Closing, the Company will make all arrangements and take all such actions as are necessary and satisfactory to IDG to dispose of, prior to the Effective Time, those assets of it or any Company Subsidiary that are listed in Schedule 6.12.

     6.13 HSR ACT MATTERS. If IDG shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of the Acquisition Transaction or the consummation of the acquisitions contemplated by the Companion Agreements, and shall advise the Company in writing of that determination, the Company and the Management Stockholders will promptly compile and file under the HSR Act such information respecting it as the HSR Act requires of Company or the Stockholders, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent to the Closing.

                                  ARTICLE VII

                     THE CLOSING AND CONDITIONS TO CLOSING

     7.02  THE CLOSING AND CERTAIN ACTIONS.   The consummation of the
transactions contemplated by this Acquisition Agreement (the "Closing") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Atlanta, Georgia, at 10:00 a.m., Eastern Time, or at such later time, on a day after the IPO Pricing Date as IDG, in consultation with the Underwriter, shall specify as the Closing Date (the "Closing Date") and the IPO Closing Date (the "IPO Closing Date"). IDG shall provide written notice thereof as promptly as practicable to the Selling Stockholders or, if applicable, the Stockholders' Agent. As soon as possible following such notice, and not later than two (2) business days before such scheduled Closing Date, the parties hereto agree to take all actions that are reasonable and necessary as may be requested by IDG to
(i) effect the Acquisition Transaction, including, but not limited to, if applicable, (A) the execution of a Certificate of Merger (1) meeting the requirements of the GBCC and the law of the Organization State of the Company, and (2) providing that such merger will become effective on the IPO Closing Date and (B) the preparations for filing of that Certificate with the Secretary of State of Georgia and with the appropriate filing authority in the Organization State of the Company, (ii) verify the location of the certificates evidencing the outstanding shares of Company Capital Stock to be exchanged for the Acquisition Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements set forth in Sections 7.03 and 7.04 to which the obligations of the parties to effect the Acquisition Transaction and the other transactions contemplated hereby are conditioned (all such actions are referred to as the "Pre-Closing"). The actions taken as part of the Pre-Closing will not include either the completion of the Acquisition Transaction (but, if applicable, may include the preliminary filing of the Certificate of Merger, with specification for a delayed Effective Time) or the delivery of the Acquisition Consideration pursuant to Section 2.05. Thereafter, on the Closing Date, the Acquisition Transaction will become effective pursuant to Section 2.02, and all transactions contemplated by this Acquisition Agreement to be closed or completed on the Closing Date, including the surrender of the Company Capital Stock in exchange for the

Acquisition Consideration, will simultaneously close and be consummated effective immediately prior to the effectiveness of the closing of the IPO.

     7.03 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY AT THE CLOSING. The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

           (a) No Litigation. No Litigation shall be pending on the Closing Date to restrain, prohibit, or otherwise materially interfere with, or to obtain Material Damages or other relief from IDG or, if applicable, Newco in connection with, the consummation of the Acquisition Transaction or the IPO;

           (b) Governmental Approvals. All Governmental Approvals (other than the acceptance for filing of the Certificates of Merger, if applicable) required to be obtained by the Company, the Selling Stockholders, IDG, or, if applicable, Newco in connection with the consummation of the Acquisition Transaction and the IPO shall have been obtained, except for those that would not have a Material Adverse Effect if not obtained;

           (c) The Registration Statement and IPO. (i) The Underwriter shall have agreed in writing (the "Underwriting Agreement", which shall include the related pricing agreement, if any) to purchase from IDG on a firm commitment basis for resale to the public initially at the IPO Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of IDG Common Stock covered by the Registration Statement as, when multiplied by the IPO Price, shall equal at least, without giving effect to the exercise or existence of any over-allotment option granted to the Underwriter, $30 million for the sale of a number of shares of IDG Common Stock that is equal to not more than 45% of the total outstanding shares of IDG Common Stock immediately upon the closing of the IPO; (ii) the Registration Statement, as amended to cover the offering, issuance, and sale by IDG of such number of shares of IDG Common Stock at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as described in clause (i) above shall have been declared effective under the Securities Act by the SEC; (iii) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; and (iv) the IPO, on terms consistent with those described in clause (i) hereof, shall be closed simultaneously with this Acquisition Transaction; and

           (d) Shareholder Approval.   The Acquisition Agreement and the
transactions contemplated herein shall have been approved by the Stockholders of the Company in compliance with the laws of the Organization State and Charter Documents of the Company.

     7.04 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The obligations of the Company and each Selling Stockholder with respect to actions to be taken by them at or before the Closing are subject to the satisfaction, or the written waiver by the Company and the Selling Stockholders, or the Stockholders' Agent on behalf of each Selling

Stockholder, pursuant to Section 11.04 on or before the Closing Date of, in addition to the conditions specified in Section 7.03, all of the following conditions:

     (a) Representations And Warranties. All of the representations and warranties of IDG and, if applicable, Newco in Article V shall be true and correct in all Material respects as of the Closing Date as though made as of and at that time;

     (b) Delivery Of Documents. IDG shall have delivered to the Company, with copies for each Selling Stockholder:

            (i) an IDG officer's certificate respecting the representations and warranties of IDG and, if applicable, Newco in Article V and compliance with the covenants of IDG and, if applicable, Newco in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

            (ii) opinions dated the Closing Date and addressed to the Company and the Selling Stockholders from Counsel for IDG and, if applicable, Newco substantially in the forms thereof attached as exhibits to the Closing Memorandum;

            (iii) a certificate of the secretary or any assistant secretary of IDG in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (A) the Charter Documents of IDG and, if applicable, Newco (certified by the appropriate officer of the Organization State of IDG or, if applicable, Newco in the case of the certificates of incorporation included therein); (B) the resolutions of the boards of directors of IDG and, if applicable, Newco respecting the approval of the entering and delivery of this Acquisition Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; (C) a certificate respecting the incumbency and true signatures of the IDG and, if applicable, Newco officers who executed this Acquisition Agreement or will execute any of the Transaction Documents on behalf of IDG and, if applicable, Newco, respectively; (D) a specimen certificate evidencing shares of IDG Common Stock; (E) the prospectus included in the Registration Statement when it became effective; and (F) a facsimile copy of the Underwriting Agreement as executed and delivered by IDG and the Underwriter; and

            (iv) certificates, dated as of a Current Date, duly issued by the appropriate officer of the Organization State of IDG or, if applicable, Newco, showing IDG or Newco to be in good standing and authorized to do business in that State.

     7.05 CONDITIONS TO THE OBLIGATIONS OF IDG AND NEWCO. The obligations of IDG and, if applicable, Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction, or written waiver by IDG and, if applicable, Newco pursuant to Section 11.04, on or before the Closing Date of, in addition to the conditions specified in Section 7.03, all of the following conditions:

     (a) Representations And Warranties. All the representations and warranties of the Stockholders and the Company in Articles III and IV shall be true and correct in all Material respects as of the Closing Date as though made as of and at that time;

     (b) Delivery Of Documents. The Selling Stockholders and the Company, as applicable, shall have delivered to IDG:

            (i) a Company officer's certificate, signed by an officer of the Company, respecting the truthfulness of the representations and warranties of the Company in Article IV and compliance with the covenants of the Company in
Article VI and elsewhere in the Acquisition Agreement and in the form thereof attached as an exhibit to the Closing Memorandum;

            (ii) opinions dated the Closing Date and addressed to IDG from Counsel for the Company and the Selling Stockholders substantially in the form thereof attached as exhibits to the Closing Memorandum;

            (iii) a certificate of the secretary or any assistant secretary of the Company in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (A) the Charter Documents of the Company and each Company Subsidiary; (B) the resolutions of the board of directors of the Company respecting the approval of the entering and delivery of this Acquisition Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (C) a certificate respecting the incumbency and true signatures of the Company officers who executed this Acquisition Agreement or will execute any of the Transaction Documents on behalf of the Company;

            (iv) from each Selling Stockholder, an executed certificate respecting the truthfulness of the representations and warranties of the respective Selling Stockholder in Article III and compliance with the covenants of the Selling Stockholder in the Acquisition Agreement in substantially the form thereof attached as an exhibit to the Closing Memorandum;

            (v) for the Company and each Company Subsidiary, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and, unless waived by IDG, in each other jurisdiction listed for it in Schedule 4.04 of the Disclosure Statement, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid; and

            (vi) an executed original of each of the Transaction Documents, as appropriate.

            (c) Closing of Companion Agreements. The transactions contemplated in the Companion Agreements shall have closed and each of the Companion Transaction Documents shall have been delivered to IDG as contemplated therein.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

     8.02 DISCLOSURE. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, any Selling Stockholder becomes aware of any fact or circumstance that would change (or, if after the Effective Time, would have changed) a representation or warranty of the Company or any Selling Stockholder in this Acquisition Agreement or would affect any document delivered pursuant hereto in any Material respect, that Selling Stockholder will promptly give notice of that fact or circumstance to IDG.

     8.03 PREPARATION AND FILING OF TAX RETURNS. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return, or claim for refund, in determining a liability for Taxes, or a right to a refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities, and records concerning the ownership and Tax bases of property as are relevant that a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Acquisition Agreement shall bear all costs attributable to the preparation and filing of those Returns.

     8.04 DIRECTORS. IDG will cause such corporate proceedings as on its part will be necessary to cause each of the persons, if any, who are named in the Final Prospectus as persons who will become members of the board of directors of IDG following the Effective Time, to be appointed to that board when that prospectus so provides.

     8.05 REMOVAL OF GUARANTIES, IDG will use its best efforts to cause any Stockholder Guaranties listed in Schedule 8.05 to be terminated within 60 days following the Effective Time.


                                   ARTICLE IX

                                INDEMNIFICATION

     9.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the provisions of this Acquisition Agreement will survive the Closing and the Effective Time indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to Section 6.08, provided that the representations and warranties set forth in Articles IV, V, and VI and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the second anniversary of the Effective Time, except as follows: (a) the representations and warranties that relate expressly or by necessary implication to Taxes, ERISA or other employment or labor matters, or the Governmental Requirements referred to in clause (iii) of Section 9.03(a) will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); and (b) the representations and warranties that relate expressly or by necessary implication to the environment or Environmental Laws will survive for a period of seven years from the Effective Time, provided, however, that the representation and warranties of Section 4.16(c) should survive indefinitely. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article IX on the basis of that representation and warranty, unless prior to such termination and expiration a claim therefor had been presented in writing by the Person seeking indemnification pursuant to this Article IX on the basis of that representation and warranty.

     9.03 INDEMNIFICATION OF SELLER INDEMNIFIED PARTIES. (a) Subject to the provisions of Sections 9.02 and 9.07, the Selling Stockholders covenant and agree that they, jointly and severally, will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Management Stockholders or the Company set forth in Article IV or in certificates delivered in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of the Management Stockholders or the Company under this Acquisition Agreement, (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a Material fact relating to the Company, any Company Subsidiary, or any Stockholder that is (1) provided to IDG or its counsel by the Company or the Selling Stockholders, and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement, or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a Material fact relating to the Company, any Company Subsidiary, or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, and not provided to IDG or its counsel by the Company or the Selling Stockholders (each such Damages Claim being a "Seller Indemnified Loss"); provided, however, that no Selling Stockholder shall be obligated to indemnify any Seller Indemnified Party against any Seller Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and any Stockholder timely provided, in writing, corrected or the necessary additional information to IDG and its counsel for inclusion in the Final Prospectus.

     (b) Subject to the provisions of Section 9.07, each Selling Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify each Seller Indemnified Party against, and hold each Seller Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Selling Stockholder, solely as to that Selling Stockholder, set forth in Article III or in certificates delivered by that Selling Stockholder and relating to those representations and warranties, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Selling Stockholder under this Acquisition Agreement, or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Selling Stockholder that is (1) provided to IDG or its counsel by that Selling Stockholder and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating solely to that Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to IDG or its counsel by that Selling Stockholder (each such Damages Claim being a "Stockholder Indemnified Loss"); provided, however, that no Selling Stockholder shall be obligated to indemnify any Seller Indemnified Party against any Stockholder Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Selling Stockholder timely provided, in writing, corrected or the necessary additional information to IDG and its counsel for inclusion in the Final Prospectus.

     9.04 INDEMNIFICATION OF IDG INDEMNIFIED PARTIES. IDG covenants and agrees that it will indemnify each IDG Indemnified Party against, and hold each IDG Indemnified Party harmless from and in respect of, all Damages Claims that arise from, are based on, or relate or otherwise are attributable to (i) any breach by IDG or, if applicable, Newco of its representations and warranties set forth herein or in its certificates delivered to the Company or the Selling Stockholders in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of IDG or, if applicable, Newco under this Acquisition Agreement (each such Damages Claim being an "IDG Indemnified Loss"); or (iii) any liability under the Securities Act, the Exchange Act, or other applicable Governmental Requirement that arises out of or is based on (A) any untrue statement or alleged untrue statement of a Material fact relating to IDG or, if applicable, Newco, or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a Material fact relating to IDG, Newco, or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     9.05 CONDITIONS OF INDEMNIFICATION. All claims for indemnification under this Acquisition Agreement shall be asserted and resolved as follows in this
Section 9.05.

           (a) A party claiming indemnification under this Acquisition
Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this

Acquisition Agreement (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis for the Indemnified Party's request for indemnification under this Acquisition Agreement, and (iii) if the Third Party Claim may create a Seller Indemnified Loss or a Stockholder Indemnified Loss, notify the Escrow Agent as required in the Escrow Agreement of such potential claim. Except as set forth in Section 9.02, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim, except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to that Third Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

     (b) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.05(b) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restricts in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer, or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.05(b) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

     (c) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article IX, (B) elects not to defend the Indemnified Party pursuant to Section 9.05(a) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.05(b) or (ii) elects to defend the Indemnified Party pursuant to Section 9.05(c) but fails to prosecute diligently and promptly or otherwise dispose of or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this
Article IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.05 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.05(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (d) If any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim), and the basis of the Indemnified Party's request for indemnification under this Acquisition Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall conclusively be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute may be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

     (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Acquisition Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 9.05(d) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Acquisition Agreement.



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

     9.06. REMEDIES NOT EXCLUSIVE. The remedies provided in this Acquisition Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

     9.07. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding the provisions of Section 9.03, no Selling Stockholder shall be required to pay any indemnification under Section 9.03(a) or 9.03(b) until the aggregate liability of the Selling Stockholders in respect of all Seller Indemnified Losses and Stockholder Indemnified Losses exceeds, and only to the extent the aggregate amount does exceed, the Threshold Amount. In no event shall (i) the aggregate of (A) the joint and several liability of the Selling Stockholders under
Section 9.03(a), and (B) the several liability of the Selling Stockholders under Section 9.03(b), exceed 1.3334 times the Transaction Value (the "Indemnification Limit"), and (ii) the aggregate liability of any Selling Stockholder (other than a Management Stockholder) exceed that Selling Stockholder's Pro Rata Share of the Indemnification Limit; provided, however, that each Management Stockholder's aggregate joint and several liability may equal, but shall not exceed, the aggregate Pro Rata Share of the Indemnification Limit for all of the Management Stockholders taken as a whole. For purposes of determining the amount of any Seller Indemnified Loss or Stockholder Indemnified Loss, no effect will be given to any resulting Tax benefit to any Seller Indemnified Party.

            (b) Notwithstanding the provisions of Section 9.04, IDG shall not be required to pay any indemnification to any of the IDG Indemnified Parties until the aggregate liability of IDG in respect of all IDG Indemnified Losses, exceeds, and only to the extent the aggregate amount does exceed, the Threshold Amount. In no event shall IDG be liable under this Acquisition Agreement, including Section 9.04, for any amount in excess of the Transaction Value. For purposes of determining the amount of IDG Indemnified Losses, no effect will be given to any resulting Tax benefit to any IDG Indemnified Party.

     9.08 SPECIAL INDEMNIFICATION CONSIDERATIONS REGARDING SELLING STOCKHOLDERS. Notwithstanding any of the provisions set forth in this Article IX, each Selling Stockholder hereby expressly authorizes and permits IDG to set-off any Seller Indemnified Loss or Stockholder Indemnified Loss, whether such liability is joint or several, against the Escrowed Shares according to the terms and conditions set forth in the Escrow Agreement. If the acquisition contemplated in the Acquisition Agreement is consummated, each Selling Stockholder hereby waives any rights of contribution or subrogation that they each may have against the Company with respect to any indemnification claim raised by a Seller Indemnified Party.



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